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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          MAGELLAN INTERNATIONAL, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                              95-460-7698
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         (State of Incorporation                   (I.R.S. Employer
            or Organization)                      Identification No.)

c/o Hughes Electronics Corporation
Attention: Robert M. Hall, Esq.
7200 Hughes Terrace
Los Angeles, California                                  90045
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(Address of Principal Executive Offices)               (Zip Code)


If this form relates to the     If this form relates to the registration of a
 registration of a class of     class of debt securities and is to become
 debt securities and is         effective simultaneously with the
 effective upon filing          effectiveness of a concurrent registration
 pursuant to General            statement under the Securities Act of 1933
 instruction A.(c)(1) please    pursuant to General Instruction A.(c)(2)
 check the following box.       please check the following box. [_]
 [_]

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------

        None
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Securities to be Registered Pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)

-----------------------------------------------------------------------------
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
------    --------------------------------------------------------

     The description of the common stock, $.01 par value (the "Common Stock"), of Magellan International, Inc., a Delaware corporation (the "Registrant"), is incorporated by reference to the information set forth under the caption "Description of Capital Stock-- Common Stock" in the Proxy Statement/Prospectus included as part of the Registrant's registration statement on Form S-4 (No. 333-25293) as filed on April 16, 1997 with the Securities and Exchange Commission, and as amended from time to time (the "S-4 Registration Statement").

ITEM 2.   EXHIBITS.
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     Pursuant to Instruction II of the Instructions as to Exhibits for
registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

     1.   Specimen of temporary Common Stock Certificate (filed herewith).

     2.   Specimen of permanent Common Stock Certificate (filed herewith).

     3. Form of Restated Bylaws of the Registrant (incorporated by reference to (incorporated by reference to Exhibit 3.1 from the S-4 Registration Statement).

     4. Form of Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 from the S-4 Registration Statement).

     5. Agreement and Plan of Reorganization, dated September 20, 1996, among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., the Registrant and PanAmSat Corporation (attached thereto as Exhibits F and G are forms of the Registration Rights Agreement and Stockholder Agreement, respectively, which will be entered into upon consummation of the transactions contemplated by the Agreement and Plan of Reorganization) (incorporated by reference to Exhibit 2.1 from the S-4 Registration Statement).

     6. Amendment to Agreement and Plan of Reorganization, dated as of April 4, 1997 among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., the Registrant and PanAmSat Corporation (modifies the forms of Registration Rights Agreement and Stockholder Agreement attached to the Agreement and Plan of Reorganization) (incorporated by reference to Exhibit 2.2 from the S-4 Registration Statement).

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                                   SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 6, 1997           MAGELLAN INTERNATIONAL, INC.



                                By:  /s/ Kenneth N. Heintz
                                   -----------------------
                                         Kenneth N. Heintz
                                         Treasurer


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                                 EXHIBIT INDEX


1.   Specimen of temporary Common Stock Certificate (filed herewith).

2.   Specimen of permanent Common Stock Certificate (filed herewith).

3. Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 from the S-4 Registration Statement).

4. Form of Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 from the S-4 Registration Statement).

5. Agreement and Plan of Reorganization, dated September 20, 1996, among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., the Registrant and PanAmSat Corporation (attached thereto as Exhibits F and G are forms of the Registration Rights Agreement and Stockholder Agreement, respectively, which will be entered into upon consummation of the transactions contemplated by the Agreement and Plan of Reorganization) (incorporated by reference to Exhibit 2.1 from the S-4 Registration Statement).

6. Amendment to Agreement and Plan of Reorganization, dated as of April 4, 1997 among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc., the Registrant and PanAmSat Corporation (modifies the forms of Registration Rights Agreement and Stockholder Agreement attached to the Agreement and Plan of Reorganization) (incorporated by reference to Exhibit 2.2 from the S-4 Registration Statement).

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